                                                                    Exhibit 10.1
                                                                    ------------

                                    FORM OF



                            -----------------------

                       OPERATION, MAINTENANCE, SERVICING
                       AND REMARKETING AGREEMENT(1998-1)

                          Dated as of August 1, 1998

                                    Between

                    GENERAL AMERICAN RAILCAR CORPORATION II

                                      and

                 GENERAL AMERICAN TRANSPORTATION CORPORATION,
                                  as Manager



                         Covered Hopper and Tank Cars

                            -----------------------

                       Vedder, Price, Kaufman & Kammholz
                               Chicago, Illinois

                               TABLE OF CONTENTS

                                  SECTION 1.
                                  DEFINITIONS
                                  -----------

                                  SECTION 2.
                      APPOINTMENTS AND DUTIES OF MANAGER
          Section 2.1.   Appointment.........................................  2
          Section 2.2.   Duties of the Manager...............................  2

                                  SECTION 3.
                       MANAGER'S STANDARD OF PERFORMANCE

          Section 3.1.   Standards...........................................  6
          Section 3.2.   Conflicts of Interest...............................  9
          Section 3.3.   Event of Loss; Replacement Units....................  9
          Section 3.4.   Similar Services.................................... 10
          Section 3.5.   Custody of Documents................................ 10
          Section 3.6.   No Greater Standards................................ 10

                                  SECTION 4.
                                 MODIFICATIONS

          Section 4.1.   Required Modifications.............................. 10
          Section 4.2.   Optional Modifications.............................. 11

                                  SECTION 5.
                 COMPENSATION AND REIMBURSEMENT OF THE MANAGER

          Section 5.1.   Compensation of the Manager......................... 12
          Section 5.2.   Base Component...................................... 12
          Section 5.3.   Incentive Component................................. 13
          Section 5.4.   Reimbursable Services............................... 13

                                  SECTION 6.
                                   PAYMENTS

          Section 6.1.   Receipt of Payments................................. 14
          Section 6.2.   Lockboxes; Payments................................. 14
          Section 6.3.   Successor Lockbox Trustee........................... 16
          Section 6.4.   Mileage Credits..................................... 17

                                  SECTION 7.
                            REPORTS AND INFORMATION
          Section 7.1.   Monthly Reports..................................... 17
          Section 7.2.   Annual Reports...................................... 17
          Section 7.3.   Equipment Reports................................... 18
          Section 7.4.   Compliance Information.............................. 18
          Section 7.5.   Company's Financial Reports......................... 18
          Section 7.6.   Rights of Inspection................................ 19

                                  SECTION 8.
                        TERM OF AGREEMENT; TERMINATION

          Section 8.1.   Term................................................ 20
          Section 8.2.   Termination of Manager for Default.................. 20
          Section 8.3.   Remedies Upon Default............................... 21
          Section 8.4.   Replacement of the Manager.......................... 22
          Section 8.5.   Merger or Sale...................................... 22

                                  SECTION 9.
                                INDEMNIFICATION

          Section 9.1.   Indemnification by Manager.......................... 22
          Section 9.2.   Indemnification by Company.......................... 23
          Section 9.3.   Claims Excluded..................................... 23
          Section 9.4.   Third Party Claims.................................. 23
          Section 9.5.   Cooperation......................................... 24
          Section 9.6.   Survival............................................ 24

                                  SECTION 10.
                        REPRESENTATIONS AND WARRANTIES

          Section 10.1.  Representations of Company.......................... 25
          Section 10.2.  Representations of Manager.......................... 26

                                  SECTION 11.
                                 MISCELLANEOUS

          Section 11.1.  Table of Contents and Headings...................... 27
          Section 11.2.  The Manager as Independent Contractor............... 27
          Section 11.3.  Relations Among Parties............................. 27
          Section 11.4.  Governing Law....................................... 27
          Section 11.5.  Notices............................................. 27
          Section 11.6.  Entire Agreement; Amendment; Waivers................ 28

          Section 11.7.  Assignment.......................................... 28
          Section 11.8.  Further Assurances.................................. 29
          Section 11.9.  Third Party Beneficiary............................. 29
          Section 11.10. Counterparts........................................ 29
          Section 11.11. Severability........................................ 29
          Section 11.12. No Petition in Bankruptcy........................... 30

APPENDICES AND SCHEDULES

Appendix A        --        Definitions
Schedule 1        --        Description of Equipment
Schedule 6.2      --        Form of Lockbox Agreement with Lockbox Bank
Schedule 6.4      --        List of Marks
Schedule 7.1      --        Monthly Report Form
Schedule 7.2      --        Annual Report Form

                       OPERATION, MAINTENANCE, SERVICING
                           AND REMARKETING AGREEMENT

     THIS OPERATION, MAINTENANCE, SERVICING AND REMARKETING AGREEMENT (this "Agreement"), dated as of August 1, 1998, is made and entered into between General American Transportation Corporation, a New York corporation, as manager (in such capacity, together with any successor manager, the "Manager"), and General American Railcar Corporation II, a Delaware corporation (the "Company").

                              W I T N E S S E T H
                              - - - - - - - - - -

     A. The Company has acquired from General American Transportation Corporation, a New York corporation ("GATC"), (i) certain railroad tank cars and covered hopper cars (each railcar individually a "Unit" and all railcars collectively the "Equipment"), as such Units are more fully described in
Schedule 1 to this Agreement, and (ii) all of GATC's right, title and interest in and to the lease agreements respecting the Equipment in which GATC is the lessor, such lease agreements being with customers of GATC (such lease agreements and future lease agreements entered into by the Manager on behalf of the Company respecting the Equipment pursuant to this Agreement are hereinafter referred to as "Car Service Contracts" and such customers and future customers under Car Service Contracts are hereinafter referred to as "Customers").

     B. The Company has sold the Equipment to [Owner Trustee], as Owner Trustee under [three] separate Trust Agreements, each dated as of August 1, 1998, with the Owner Participants therein named (such Owner Trustees under each Trust Agreement being herein referred to collectively as the "Owner Trustees" and, individually, as an "Owner Trustee"), and the Owner Trustees have simultaneously leased the Equipment to the Company pursuant to the terms of [three] separate Equipment Lease Agreements, each dated as of August 1, 1998 (collectively, the "Leases" and, individually, a "Lease").

     C. The Company, The First National Bank of Chicago, as Collateral Agent (the "Collateral Agent"), the Owner Trustees, the Indenture Trustees (as hereinafter defined), the Manager and the Insurance Manager have entered into a Collateral Agency and Intercreditor Agreement dated as of August 1, 1998 (the "Intercreditor Agreement") providing, among other things, for the distribution of Collections (as hereinafter defined) and the exercise of certain rights of the Company under the Company Documents (as defined in the Intercreditor Agreement).

     D. GATC is engaged in the business of owning, leasing and managing railcars for itself and others, and the Company desires to retain GATC, on the terms and conditions set forth in this Agreement, to perform operating, maintenance, servicing and remarketing services on behalf of the Company in respect of the Equipment leased by the Company under the Leases and the related Car Service Contracts.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Manager hereby agree as follows:

                                  SECTION 1.
                                  DEFINITIONS
                                  -----------

     Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A to this Agreement.

                                  SECTION 2.
                      APPOINTMENTS AND DUTIES OF MANAGER
                      ----------------------------------


     Section 2.1.   Appointment.  The Company hereby appoints the Manager to
                    -----------
act as the manager with respect to the Equipment, the Leases and the Car Service Contracts effective as of the Closing Date and grants to the Manager the authority to operate and maintain the Equipment as required by the terms of the Leases, to administer the Leases and the Car Service Contracts relating to the Equipment, to arrange for the storage, maintenance and re-lease of the Equipment upon termination of the Car Service Contracts or any of them, and to collect monies and make disbursements on behalf of the Company as contemplated or required by the Car Service Contracts, the Intercreditor Agreement and the Leases, and generally to manage and administer the operation of the Equipment, the Car Service Contracts and the Leases, all on the terms and conditions contained herein. The Manager shall manage each Unit from the date of its acquisition by the Company until the date that the Manager's obligations with respect to such Unit shall terminate pursuant to Section 8.1.

     Section 2.2.   Duties of the Manager.    The Manager hereby accepts its
                    ---------------------
appointment as manager under this Agreement and, subject to the terms and conditions of this Agreement, agrees to use reasonable care and diligence consistent with customary commercial practice as would be used by a prudent Person in the railcar leasing industry but in all cases at the level of care and diligence utilized by the Manager in the management of the Manager's Fleet and as shall be required in order for the Company to perform its obligations under the Leases (the "Services Standard"), and to provide and perform the following services for or on behalf of the Company:

          (a) Monitor the creditworthiness and performance of the Customers, as appropriate, and discharge and perform the obligations of the Company under the Car Service Contracts; provide all billing and collection services with respect to collecting all Sublease Payments and payments due from other persons with respect to the Equipment; maintain separate books and records reflecting the financial condition and results of operations of the Company in accordance with generally accepted accounting principles; account for and remit all sums due to or for the account of the Company, as hereinafter set forth; and employ the Manager's then standard collection procedures (including, where appropriate, the initiation of litigation, the termination of Car Service Contracts, the repossession of Units and the exercise of other remedies) in the event Sublease Payments and such payments due from other persons are not timely paid.

          (b) Maintain the Equipment (i) pursuant to the terms of the applicable Leases and Car Service Contracts; (ii) according to prudent industry practice, in good working order and in good physical condition for railcars of similar age and usage, normal wear and tear excepted; (iii) in a manner consistent with maintenance practices used by the Manager in respect of railcars owned, leased or managed by the Manager and its Affiliates similar in type to the Equipment; (iv) in accordance in all material respects with manufacturer's warranties and all applicable insurance policies; and (v) in compliance in all material respects with any applicable laws and regulations, including, without limitation, the AAR rules and the Interchange Rules and FRA Rules and Regulations.

          (c) Prepare or cause to be prepared the necessary returns or other filings for all Taxes imposed upon or against the Equipment or the Company of whatever kind or nature and where it deems appropriate (or as otherwise directed by the Company) protest the application of such taxes or the rate or amount of assessment thereunder. The Manager shall pay such Taxes on behalf of the Company using the Company's own funds; provided, however, that any Successor Manager shall have no responsibility hereunder with respect to Taxes measured by or upon the income of the Company. In the Manager's discretion (or as otherwise directed by the Company), contest or defend against any Taxes imposed upon or against the Equipment and seek revision or appeal from any such Taxes deemed improper, all such actions to be in the name of the Company or the Manager as Agent for the Company.

          (d) Monitor and record movements of the Units, including (i) keeping records pertaining to the movement of the Units, mileage and other compensation earned and mileage and other compensation received with respect to such Units as well as charges from railroads as a result of mileage adjustments; (ii) subject to all rules and tariffs of the railroads, crediting such mileage and other compensation, as and when received from Marks Company, to the appropriate Customer as provided for in the related Car Service Contract; and (iii) such other matters as may be reasonably related thereto.

          (e) Maintain, to the extent practicable, separate records of the Company with respect to all transactions relating to the Equipment (including, without limitation, records relating to maintenance, repair and Car Service Contracts) and make such records available for inspection by the Company, its auditors or other designees or the Owner Trustees or any Participant upon reasonable notice during ordinary business hours in accordance with the terms of the Participation Agreements.

          (f) Maintain research capability and provide mutually agreeable railcar market industry research reports to the Company as reasonably requested, which reports shall be of the type regularly maintained and compiled by the Manager in the ordinary course of its business and may include market information with respect to railcar demand in terms of traffic growth, regulatory and industry requirements for new railcars and other information relevant to the Company's long-term planning with respect to Car Service Contracts, market conditions, industry trends and the Equipment; provide copies of any such reports requested by the Company to the Owner Trustees and each Participant.

          (g) Cause each Unit to be numbered with its reporting mark shown on the Lease Supplement dated the date on which such Unit was delivered under the Lease and covering such Unit, and from and after such date keep and maintain, plainly, distinctly, permanently and conspicuously marked by a plate or stencil printed in contrasting colors upon each side of each Unit, in letters not less than one inch in height, a legend substantially as follows:

                  "OWNERSHIP SUBJECT TO A SECURITY AGREEMENT
                 FILED WITH THE SURFACE TRANSPORTATION BOARD"

with appropriate changes thereof and additions thereto as may be required by law in order to protect the Lessor's right, title and interest in and to such Unit, its rights under the Lease and the rights of the Indenture Trustee.

          (h) If a Unit either suffers damage or contamination which, in the Manager's reasonable judgment, makes repair uneconomic or renders such Unit unfit for commercial use or if a Unit otherwise suffers an Event of Loss, (i) investigate the facts and circumstances giving rise to such Event of Loss and provide such notices and Officer's Certificates with respect thereto on behalf of the Company as may be required under the applicable Lease, (ii) collect or arrange for appropriate payment of compensation from the relevant railroad, Customer, third party or other source, or combination thereof, and take such other steps, including field inspection and investigation, as deemed appropriate by the Manager, and (iii) take all steps and actions, including the hiring of attorneys and consultants, required with respect to such Event of Loss under the applicable Lease, including an investigation of the availability of a Replacement Unit for the Unit suffering the Event of Loss. Following such investigation and consideration of such other facts and circumstances as the Manager feels are necessary or appropriate, the Manager shall recommend to the Company whether it should pay the Stipulated Loss Value for such Unit or to replace such Unit with a Replacement Unit as provided in the applicable Lease, such recommendation to be made a reasonable period of time before the Company is required to make such election under the Lease.

          (i) Subject to Section 3.1(c), when appropriate or necessary in the judgment of the Manager (or as otherwise directed by the Company), (i) terminate Car Service Contracts for cause and recover possession of the related Units thereunder and enforce all rights of the Company with respect thereto, including the rights of the Company to payment of all amounts owed under Car Service Contracts or otherwise with respect to the Units; (ii) institute and prosecute legal proceedings in the name of the Company or the Manager as permitted by applicable laws in order to terminate Car Service Contracts and/or recover possession of the Units; and
(iii) settle, compromise and/or release such actions or suits or reinstate Car Service Contracts.

          (j) Upon the expiration of any Car Service Contracts, negotiate appropriate renewals thereof or remarket the related Units on terms and conditions which are customary at such time for Car Service Contracts with respect to other railcars owned, leased or managed by the Manager (the "Manager's Fleet") and with adequate regard as to credit quality in accordance with the Services Standard; inspect, clean (to the extent not done by the Customer) and refurbish any Unit which is to be remarketed in a manner consistent with the Services Standard; and take such steps as may be required to see that all obligations and duties arising under Car Service Contracts with respect to the remarketed Units are performed or complied with to the extent required thereunder.

          (k) Store or arrange for the storage of a Unit on tracks designated by the Manager (whether such tracks are owned by the Manager or otherwise) upon expiration or termination of its related Car Service Contract until such Unit shall have been re-leased or until such Unit shall no longer be subject to the Lease.

          (l) Take such actions as the Manager shall deem necessary or appropriate or as the Company shall request to keep the Company in compliance with its obligations under any Lease, Participation Agreement, Car Service Contract or other Operative Agreement.

          (m) Make recommendations to the Company as to whether to terminate any Lease with respect to certain Units which the Manager believes are obsolete or surplus to the Company's requirements under the terms of such Lease and, if directed by the Company, provide such notices and Officer's Certificates with respect thereto as may be required under such Lease to effect such a termination; if such election is made, take the necessary action on behalf of the Company to arrange for the sale of such Units and the termination of the lease of such Units as is required by such Lease.

          (n) Make recommendations to the Company as to whether to exercise any of the Company's purchase options for any of the Units under any Lease and, if directed by the Company, take the necessary action on behalf of the Company thereunder to arrange for the purchase of such Units by the Company.

          (o) Make recommendations to the Company as to whether to exercise the Company's renewal option for any of the Units under any Lease and, if directed by the

Company, take the necessary action on behalf of the Company thereunder in connection with any such renewal.

          (p) Comply with the return provisions of any Lease with respect to any Units which are being returned to the Lessor thereunder.

          (q) Take such actions as the Manager shall deem necessary or appropriate or as the Company shall request to keep the Company in compliance with all laws, rules and regulations applicable to the Company and the Equipment; provided, however, that, if directed by the Company, the Manager shall on behalf of the Company, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, rule or regulation in any reasonable manner which does not materially interfere with the use, possession, operation or return of any of the Units or materially adversely affect the rights or interests of the Company, any Lessor and any Indenture Trustee in any Equipment or under any Lease or otherwise expose the Company, any Lessor, any Indenture Trustee or any Participant to criminal or financial sanctions or release the Company, from any of its obligations under the Lease.

          (r) Enforce on behalf of the Company the warranties with respect to all repairs, maintenance and Modifications made with respect to the Units at facilities not owned by the Manager or an Affiliate of the Manager.

          (s) Perform for the Company such other services incidental to the foregoing as may from time to time be reasonably necessary in connection with any Operative Agreement or in connection with the operation and maintenance of the Equipment as required by the terms of the Leases or the providing of the Equipment to Customers or the entering into of Car Service Contracts.

          (t) It is understood and agreed that the Manager shall have no obligation or responsibility under this Agreement for the placement or maintenance of insurance on the Equipment, which services are to be provided to the Company under the Insurance Agreement.

                                  SECTION 3.
                       MANAGER'S STANDARD OF PERFORMANCE
                       ---------------------------------

     Section 3.1.   Standards.
                    ---------

          (a) All of the functions, services, duties and obligations of the Manager under this Agreement shall be performed by the Manager in compliance with the Services Standard.

          (b) The Manager shall employ its standard collection procedures, including, where appropriate, the appointment of collection agents and attorneys, in the event Sublease Payments under any Car Service Contract or payments due from other Persons with respect to the Equipment or the Car Service Contracts or use thereof or damage thereto are not timely paid, but the Manager shall have no responsibility for any failure of a Customer or such other person to make any payment when due.

          (c) Unless otherwise directed by the Company, the Manager shall not be required to exercise on the Company's behalf any right or rights under any Car Service Contract or to threaten or commence any legal or other proceedings before any court or governmental agency or nongovernmental organization in connection with its performance or actions hereunder if in the Manager's reasonable judgment the potential expense or risk associated with such exercise or action is such that the Manager would not undertake such exercise or action with respect to other railcars owned, leased or managed by the Manager.

          (d) If the Manager is rendered unable to perform any of its obligations under this Agreement as a result of acts beyond the reasonable control of the Manager or its Affiliates or the control of their agents, suppliers or subcontractors including, without limitation, acts of God, acts of civil or military authorities, embargoes, governmental priorities, fires or other casualties, strikes or other labor disturbances, floods, riots, war, lack or shortage of transportation facilities, delays in transportation or inability or difficulty in obtaining necessary labor, materials or goods then the Manager will be excused from whatever performance is affected by the foregoing, to the extent so affected; provided that:

               (i) the Manager gives the Company, the Owner Trustees, the Participants and the Indenture Trustee written notice of the occurrence of the event as soon as practicable after the occurrence thereof describing in reasonable detail the particulars of such occurrence, including an estimation of its expected duration and probable impact on the performance of the Manager's obligations hereunder, and thereafter continues to furnish timely regular reports with respect thereto during the continuation of such event (provided that the failure of the Manager to give such notice on a timely basis shall not impose any additional obligation on the Manager except to the extent that such failure has a material adverse effect on the Company);

               (ii) the suspension of performance hereunder shall be of no greater scope and of no longer duration than is reasonably required by such event;

               (iii) no liability of the Manager which arose before the occurrence of the event which caused the suspension of performance shall be excused as a result of the occurrence;

               (iv) the Manager shall exercise its reasonable efforts to mitigate or limit damages to the Company, the Owner Trustees, the Participants and the Indenture Trustees and shall use its reasonable efforts to remove or terminate, as soon as practicable, the event causing such suspension;

               (v) the Manager shall use its reasonable efforts to continue to perform its obligations hereunder; and

               (vi) when the Manager is able to resume the performance of its obligations hereunder, the Manager shall give written notice to that effect to the Company, the Owner Trustees, the Participants and the Indenture Trustee and shall promptly resume performance hereunder.

          (e) Each Car Service Contract entered into after the date hereof (i) will be with a Customer with which the Manager would enter into a lease arrangement with respect to other railcars owned, leased or managed by the Manager, (ii) will not contain terms and conditions materially different from those contained in then current similar arrangements utilized by the Manager with respect to other railcars of similar ages and types owned, leased or managed by the Manager unless, in the reasonable judgment of the Manager, such difference is deemed necessary to market the Unit and still not otherwise adversely affect the market value or utility of such Unit and (iii) will meet the standards therefor set forth in the Operative Agreements relating to any Unit, including, without limitation, that such Car Service Contract (A) in all events be subject and subordinate to the related Lease and the rights and interests of the related Lessor and its respective successors and assigns thereunder, (B) contain a consent of the Customer to the Company's collateral assignment of such Customer Service Contract and confirm such subordination and consent to assignment by provisions substantially in the form currently contained in the Company's standard car service contract (including any applicable riders) delivered to the related Lessor and Indenture Trustee prior to the date hereof, or otherwise as satisfactory to the related Lessor and Indenture Trustee, (C) prohibit the Customer from exercising any right of setoff against the Company, (D) not include any term or provision which is inconsistent with the terms and conditions of the related Lease (other than the Basic Term of the related Lease) or which could reasonably be expected to result in material adverse consequences to the related Lessor, any related Participant or the related Indenture Trustee, (E) not extend more than three (3) years after the expiration of the Basic Term of the related Lease and (F) not relieve the Company of any liability or obligation hereunder, which shall be and remain those of a principal and not a surety.

          (f) The Manager will not enter into any Car Service Contract which would result in a Unit subject thereto being used in a manner inconsistent with the provisions of any Lease.

          (g) The Manager shall not create or permit to exist any Lien on any Unit other than a Permitted Lien.

          (h) The Manager shall, in connection with the performance of the services, comply in all material respects with all laws, rules and regulations applicable to the Manager, the Company, the Equipment, the Leases and the Car Service Contracts.

          (i) Without limiting the generality of the foregoing and subject to the requirements of the related Operative Agreements, the Manager shall perform its obligations in accordance with the Services Standard and deal with the Units in a manner such that the Units (considered as a single fleet) shall have characteristics (including, without limitation, rental rates, Car Service Contract terms, Car Service Contract expiration dates, Customers, credit quality, location, Customer indemnities, dedication to foreign use, utilization and purpose of use) substantially equivalent to those with respect to the cars of a similar type and age in the Manager's Fleet. In this regard, the Manager understands that, pursuant to Sections 8.2 and 8.3 of the Leases, there are geographic restrictions on the use of the Units or the sublease to Persons outside the continental United States. The Company acknowledges that, subject to compliance with the Services Standard and Section 3.2, the Manager is entitled to make decisions with respect to the Units of Equipment to reflect Customer preferences and any other factors it considers with respect to railcars in the Manager's Fleet (other than the Units) of a similar type, condition and location.

          (j) The duties and obligations of the Manager will be limited to those expressly set forth in this Agreement, and the Manager will not have any fiduciary or other implied duties or obligations, except as provided herein.

     Section 3.2.   Conflicts of Interest.  Section 3.4 notwithstanding, the
                    ---------------------
Manager shall perform the services under this Agreement on a fair and equitable basis. Without prejudice to the generality of the foregoing, to the extent that any particular Units or other particular railcars in the Manager's Fleet are substantially similar in terms of objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, the Manager will not discriminate between the Units and any such other railcars in the Manager's Fleet on any basis which could reasonably be considered discriminatory.

     Section 3.3.   Event of Loss; Replacement Units.
                    ---------------------------------

          (a) With respect to any Unit suffering an Event of Loss, and in accordance with the performance or its services under Section 2.2(h), the Manager is hereby granted full power and authority, subject to the terms and conditions of the Leases, to sell (or dispose as scrap) on the Company's behalf any such Unit which has been settled for under the rules of the AAR or settled with Customers or any insurer and, upon direction of the Company, the Manager will effect such sale or disposition in accordance with the Services Standard, for no additional fee or other compensation. The Manager shall have no other obligation to the Company in respect of such Unit following such sale or disposition other than to transfer to the Company any amounts the Manager receives in respect of such Event of Loss from such sources. The

Company hereby agrees to execute all necessary powers of attorney and other documents evidencing such power and authority.

          (b) With respect to any Unit suffering an Event of Loss as to which the Company or the Manager on behalf of the Company has elected to replace such Unit with a Replacement Unit under any Lease, in addition to the matters set forth in Section 3.3(a) with respect to such Unit, the Manager is hereby granted full power and authority on the Company's behalf to obtain such Replacement Unit, to execute and deliver the Bill of Sale therefor on behalf of the Company and to cause it to be conveyed to the applicable Lessor, all in accordance with, and subject to the terms and conditions of, the applicable Lease. Upon direction of the Company, the Manager will arrange for the acquisition of such a Replacement Unit which meets the requirements of the applicable Lease and will take or cause to be taken all such other actions as shall be required to effect such replacement pursuant to the applicable Lease.

     Section 3.4.   Similar Services.  It is expressly understood and agreed
                    ----------------
that nothing herein shall be construed to prevent, prohibit or restrict the Manager or any Affiliate of the Manager from providing the same or similar services as those provided under this Agreement to any other Person or from manufacturing, selling, owning, leasing, managing or otherwise dealing in other railcars; provided that no such activity shall in any way diminish the obligations of the Manager hereunder, including, without limitation, its obligation contained in Section 3.2.

     Section 3.5.   Custody of Documents.  The Manager agrees to hold all
                    --------------------
original documents of the Company that relate to the Equipment (other than those, if any, which are held by the Indenture Trustees under the related Indentures) in the possession of the Manager in safe custody and according to the Services Standard.

     Section 3.6.   No Greater Standards.    IT IS OF THE ESSENCE OF THIS
                    --------------------
AGREEMENT THAT THE MANAGER SHALL PERFORM ITS SERVICES AND ACTIVITIES HEREUNDER IN ACCORDANCE WITH THE SERVICES STANDARD BUT THAT, UNLESS OTHERWISE PROVIDED HEREIN, THE MANAGER SHALL NOT HAVE ANY OBLIGATION TO PERFORM ANY SUCH SERVICES OR ACTIVITIES AT A STANDARD OF PERFORMANCE GREATER THAN THE SERVICES STANDARD.

                                  SECTION 4.
                                 MODIFICATIONS
                                 -------------

     Section 4.1.   Required Modifications.  in the event the AAR, the United
                    ----------------------
States Department of Transportation or any other United States or state governmental agency or any other applicable law requires as a condition of continued use or operation of any such Unit that such Unit be altered or modified (a "Required Modification"), the Manager agrees to make or have made such Required Modification in accordance with the applicable Lease on behalf of the Company in a timely manner; provided, however, that the Manager may, on behalf of the

Company, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Unit or materially adversely affect the rights or interests of the Company or the applicable Lessor or Indenture Trustee in the Equipment or under the applicable Lease or other related Operative Agreement or otherwise expose the Company or such Lessor or such Indenture Trustee or any Participant to criminal or material financial sanctions or relieve the Company of the obligation to return the Equipment in compliance with the provisions of such Lease or other related Operative Agreement (or the obligations of the Manager hereunder in respect of such return). Promptly after the Manager becomes aware of the requirement to make a Required Modification, the Manager shall notify the Company, the Owner Trustees and the Indenture Trustees thereof, which notice shall also set forth the time period for the making of such Required Modification and the Manager's reasonable estimate of the cost thereof. If the Manager believes that any Required Modification to a Unit would be economically impractical, it shall so advise the Company and, if directed by the Company, in lieu of making the Required Modification as provided above, the Manager shall provide written notice to the applicable Lessor that such Required Modification is economically impractical, and shall treat such Unit as if an Event of Loss had occurred as of the date of such written notice with respect to such Unit. In such event the provisions of the related Lease and this Agreement with respect to Events of Loss shall apply with respect to such Unit. In reaching any decision as to whether a Required Modification is economically impractical, the Manager shall assess the cost and timing of the Required Modification, the anticipated revenues and other sources of funds which would be available to the Company to fund such costs, the requirements of the applicable Leases and such other factors as the Manager considers necessary or appropriate and shall provide a report to the Company, with copies to the Owner Trustees and the Participants regarding such assessment. The Manager shall not discriminate against any Unit in making a determination of economic impracticality as compared with other equipment of the same type and age as such Unit in the Manager's Fleet and shall so certify in the report referred to in the immediately preceding sentence.

     Section 4.2.   Optional Modifications.  The Manager is authorized at any
                    ----------------------
time to modify, alter or improve any Unit in a manner which is not a Required Modification, including any Unit not then under a Car Service Contract ("Optional Modification"), if the Manager concludes in good faith that the proposed Optional Modification is likely to enhance the marketability of the Equipment (or such Optional Modification is requested by a Customer), that such Optional Modification meets the standards set forth in Section 9.2 of the applicable Lease, and that, following such Optional Modification and taking into account any costs incurred in connection therewith, it is reasonable to expect that the Projected Coverage Ratios throughout the remaining Lease term would not be adversely affected by such Optional Modification.

                                  SECTION 5.
                 COMPENSATION AND REIMBURSEMENT OF THE MANAGER
                 ---------------------------------------------

     Section 5.1.   Compensation of the Manager.  As compensation to the
                    ---------------------------
Manager for the performance of its services hereunder, the Company shall pay to the Manager a management fee (the "Management Fee") consisting of a Base Component, an Incentive Component and a charge for Reimbursable Services. Subject to the terms and conditions of the Intercreditor Agreement, the Management Fee shall be payable to the Manager from the Collection Account, to the extent monies are available for the payment thereof in accordance with
Section 3.4 of the Intercreditor Agreement, as follows:

          (a) on each Monthly Transfer Date, an amount equal to the Base Component for the calendar month preceding the month in which such payment is due;

          (b) on each Monthly Transfer Date, the amount of any invoice for Reimbursable Services submitted by the Manager to the Company on or prior to the last day of the calendar month immediately preceding the month in which such payment is due; and

          (c) on each Monthly Transfer Date, an amount equal to the Incentive Component measured as of the last day of the calendar month preceding the date on which such payment is due.

     Section 5.2.   Base Component.
                    --------------

          (a) The base component of the Management Fee (the "Base Component") for each calendar month (or any portion thereof) shall be the product of (i) the Unit Monthly Fee, multiplied by (ii) the number of Units managed under this Agreement, each as determined on the first day of such month. The Manager shall, not less than three Business Days before the relevant Monthly Transfer Date referred to in Section 5.1(a), submit an invoice to the Company (with copies to the Collateral Agent and the Owner Participant) for the Base Component of the Management Fee for such month.

          (b) The monthly fee under this Agreement (the "Unit Monthly Fee") shall initially be $[20] per Unit.

          (c)       The Unit Monthly Fee shall be adjusted annually as follows:

                    (i) The Unit Monthly Fee shall be automatically adjusted as of each April 30 during the term of this Agreement, commencing April 30, 1999, for inflation by multiplying the Unit Monthly Fee in effect on such April 30 by the sum of 1.00 plus the Inflation Factor with respect to the immediately preceding calendar year; and

               (ii) In addition, the Unit Monthly Fee may be adjusted once annually by agreement of the Company and the Manager to reflect changes in costs (excluding those increases contemplated by clause (i) above), as certified by the Manager to the Company, the Lessors and the Indenture Trustees, which arise out of material increases of its duties under the Car Service Contracts due to either a change in law or a change in the nature or type of services required in order to be competitive in the full service railcar leasing industry market place. Any such adjustment proposed by the Manager shall be accompanied by all relevant information relating to the proposed adjustment.

          (d)  The Base Component, as adjusted from time to time under
Section 5.2(c), is intended to include all direct costs and expenses relating to the performance of the Manager's services, duties and obligations under this Agreement but shall not include the costs and expenses of the Manager which are incurred in connection with the Reimbursable Services.

     Section 5.3.   Incentive Component.  The incentive component of the
                    -------------------
Management Fee (the "Incentive Component") payable by the Company to the Manager shall be (i) $5 per Unit per month during the period from the date hereof through December 31, 1999, and (ii) the Current Incentive Amount (as hereinafter defined) per Unit per month from and after January 1, 2000. The "Current Incentive Amount" for purposes hereof, shall be an amount determined for each calendar month, commencing January 1, 2000, which is equal to the product of (x) the Incentive Factor (as hereinafter defined), and (y) the gross Sublease revenues of the Company for the preceding calendar month divided by (z) the number of Units managed under this Agreement. The "Incentive Factor," for purposes hereof, shall mean a fraction the numerator which is the total amount of Incentive Component payable for the period from the date hereof through December 31, 1999 (the "Measuring Period") pursuant to clause (i) above, and the denominator of which is the total gross Sublease revenues of the Company for the Measuring Period. Gross revenues shall be determined from the Company's books and records in accordance with generally accepted accounting principles.

     Section 5.4.   Reimbursable Services.  The Manager shall be separately
                    ---------------------
compensated for the following services rendered on behalf of the Company under this Agreement (collectively, the "Reimbursable Services") in accordance with the priorities established therefor in the Intercreditor Agreement:

          (a) The Manager shall be reimbursed by the Company for maintenance and repair services under Section 2.2(b), Required Modifications and Optional Modifications in an amount equal to (i) the actual cost of such repair or Modification if performed at a facility not owned or controlled by the Manager or any Affiliate of the Manager or (ii) the Manager's Cost if performed at a facility owned or controlled by the Manager or an Affiliate of the Manager. "Manager's Cost" shall mean the sum of (A) the Manager's actual cost of material and labor, and (B) applied overhead of the Manager (based upon the aggregate number of direct labor hours budgeted for the year in which such maintenance and repair is performed).

          (b) The Manager shall be reimbursed by the Company for the amount of all Taxes (other than Income Taxes) paid by the Manager with respect to the Equipment determined in accordance with Section 2.2(c). It is understood and agreed that State taxes imposed upon or against the Equipment may be determined, in the case of the Initial Manager, on a (i) initially pro rata basis for the Total Manager's Fleet resulting in an average tax cost per railcar (including the Units) and (ii) then multiplying such average tax cost per Unit by the tax adjustment factor shown on Schedule 5.4(b) for the applicable year of the term of the Leases.

          (c) The Manager shall be reimbursed by the Company for demurrage, switching, storage, and all other similar and dissimilar services in respect of Units or the movement thereof, including, without limitation, those rendered in connection with the return provisions in any Lease referenced in
Section 2.2(p), in an amount equal to (i) the actual cost of such services if performed by a third party on behalf of the Manager, or (ii) to the extent such services shall be performed by the Manager or shall occur on tracks owned or leased by the Manager, the Manager's Cost of such services.

          (d) The Manager shall be reimbursed by the Company for the amount of any fines, penalties, judgments or similar charges paid by the Manager to governmental authorities arising out of or in connection with the use and operation of the Units; provided, however, that such amounts for which the Company is responsible shall not include any such fines, penalties, judgments or similar charges resulting from the negligence or willful misconduct of the Manager.

                                  SECTION 6.
                                   PAYMENTS
                                   --------

     Section 6.1.   Receipt of Payments.  The Manager shall direct that all
                    -------------------
Sublease Payments from Customers and all other amounts relating to Equipment which are invoiced by the Manager on behalf of the Company as contemplated by this Agreement or received by the Manager be deposited either in the lockbox pursuant to Section 6.2 or, in connection with mileage credits, the lockbox referred to in Section 6.5, in each case pending transfer to the Collection Account maintained under the Intercreditor Agreement as required by Section 6.2(d).

     Section 6.2.   Lockboxes; Payments.
                    -------------------

          (a) The Initial Manager will cause its existing lockbox (the "Lockbox") for payments under its car service contracts (which, prior to their assignment to the Company, included the Car Service Contracts for the Units) to be retitled by the lockbox bank (the "Lockbox Bank") in the name of "General American Transportation Corporation, as Trustee for itself, individually, and General American Railcar Corporation II" and such title may include other Persons for whom the Manager manages railcars ("Additional Lockbox Parties"). The

Manager shall not create or permit to exist any lien, charge or encumbrance on the Lockbox. The Lockbox Agreement with the Lockbox Bank shall be substantially in the form of Schedule 6.2 to this Agreement.

          (b) The Manager will bill each Customer monthly, as agent for the Company, which may be accomplished pursuant to a single invoice (including electronic invoicing with certain Customers) which separately designates amounts owing (i) to GATC (in its individual capacity and not as Manager for the Company or as manager for any other entity) under leases maintained by GATC with such Customer (the "GATC Leases"), (ii) General American Railcar Corporation, and (iii) the amount of rent (or other amounts) owed with respect to railcars (including the Units) by the Customer for which GATC is acting as manager or agent with respect to such railcars (the "GATC Managed Leases"). Each invoice will provide a detailed listing of the railcars, and the applicable amounts due and owing with respect to each railcar, to which the invoice relates (including the Units). The Units will be sufficiently identified in the detail of the invoice, by serial or other identification number, to allow the parties to specifically identify the amounts which are due to the Company. All invoices will instruct the obligor thereunder to make payment of such invoice directly into the Lockbox.

          (c) The Manager shall arrange with the Lockbox Bank that by 1:00 p.m. on each Business Day (or as soon thereafter as practicable), the Lockbox Bank will make available to the Manager a computer file or customer checks and related documentation containing information with respect to all payments received in the Lockboxes from 12:00 noon of the previous Business Day through 12:00 noon of such Business Day. Using the payment information provided, the Manager will segregate the individual funds of GATC, General American Railcar Corporation, the Company and any Additional Lockbox Parties.

          (d) If the payment information made available by the Lockbox Bank to the Manager under Section 6.1(c) is insufficient to determine the proper allocation of a payment (or any portion thereof) between GATC, the Company and any Additional Lockbox Parties, the Manager will use such other information as is available and conduct such procedures as are appropriate to determine the proper allocation of such payment, including a review of original Customer and invoice information and contacting Customers. By the close of business on the second Business Day after receipt of the payment information from the Lockbox Bank, the Manager will cause to be transferred to the Collection Account maintained under the Intercreditor Agreement, all funds identified as belonging to the Company.

          (e) In order not to delay the transfer of funds under Section 6.1(d), the Manager will also cause to be transferred to the Company by the close of business on the second Business Day after receipt of the payment information from the Lockbox Bank, on a pro rata basis between the Company, GATC and any Additional Lockbox Parties, any remaining payments reflected in such information from a Customer or Customers which have not yet been identified as belonging to the Company or GATC. Such pro rata allocation will be based on the original amounts billed to each such Customer with respect to the Equipment and its railcars in the Manager's Fleet on an invoice-by-invoice basis. To the extent that after continued investigation and discussions with Customers, if necessary, it is determined that the allocation of such remaining amounts was not actually pro rata, the Manager will notify the Company, GATC or such Additional Lockbox Parties, as the case may be, of its obligation to pay, and upon receipt of such notice the Company, GATC or such Additional Lockbox Parties, as the case may be, will pay the other the amount necessary to reflect the actual allocations; provided, however, that no such payments by the Company shall be made from funds which are held pursuant to the Intercreditor Agreement (other than amounts held in the Excess Cash Account).

          (f) If notwithstanding the payment instructions given by the Manager in its invoices under Section 6.1(b), Sublease Payments or other amounts in respect of the Equipment are received directly by the Manager, the Manager agrees to hold any such Sublease Payments or other amounts in trust and forthwith, upon receipt, to transmit and deliver to the Lockbox Bank (for transfer pursuant to Section 6.1 to the Collection Account maintained under the Intercreditor Agreement), in the form received, all cash, checks and other instruments or writings for the payment of money so received by the Manager.

     Section 6.3.   Successor Lockbox Trustee.  If the Initial Manager is
                    -------------------------
terminated as the Manager, the Lockbox will be retitled in the name of a third party as trustee (the "Successor Lockbox Trustee") for each of the Company, GATC and any Additional Lockbox Parties, which Successor Lockbox Trustee shall be either the commercial bank previously serving as the Lockbox Bank or a new institution acceptable to the Successor Manager, GATC, the Owner Trustees, the Owner Participants and the Collateral Agent. Following any such termination of the Initial Manager, it is contemplated that the Successor Manager, the Company and GATC will each use commercially reasonable efforts to implement a process on a timely basis whereby mutual customers of GATC and the Company will be invoiced separately. As to the Company billings following the appointment of a Successor Manager, the Successor Manager shall re-caption the invoices to refer to the Successor Manager, as agent for the Company. Effective as of the date of termination of the Initial Manager, the Successor Manager will submit reports, as needed, to the Successor Lockbox Trustee indicating the amount billed to Customers in respect of the Units, and it is contemplated that GATC will separately submit such reports to the Successor Lockbox Trustee indicating the amount billed to its customers, or for GATC Managed Leases, for railcars in the Manager's Fleet. The Successor Lockbox Trustee will first allocate cash received in the Lockbox to the Company and any Additional Lockbox Parties in an amount equal to the Company's and any Additional Lockbox Parties, total reported billings for the applicable period and will allocate the balance of the cash received to GATC. In instances where a customer of more than one of GATC, the Company and any Additional Lockbox Parties pays with a single check that is not in the full amount owed to all such parties, unless it is manifestly clear that the deduction is allocable to the Company, or an Additional Lockbox Party, the Successor Lockbox Trustee will be instructed to assume that the deduction is allocable to GATC and to the extent that such deduction exceeds the amount due to GATC, any such excess shall be allocated pro-rata (based upon reported billings) among the Company and any Additional Lockbox Parties. Under the arrangement with the Successor Lockbox Trustee, GATC will have the right to investigate the deduction taken by the Customer and, if it is able to demonstrate that the deduction should have been allocated to the Company, the Company will promptly refund such amount to GATC; provided however, that no such refund shall be made from funds which are held pursuant to the Intercreditor Agreement (other than amounts held in Excess Cash Account).

     Section 6.4.   Mileage Credits.  General American Marks Company, a
                    ---------------
Delaware business trust (the "Marks Company") of which GATC, General American Railcar Corporation and the Company are presently the owners of the entire beneficial interest, owns the rights to all the currently used GATC railcar marks and has made appropriate notification to the AAR of the transfer of such GATC railcar marks from GATC to the Marks Company. A list of such currently used GATC railcar marks is attached as Schedule 6.4. As a result of such ownership, all mileage credit payments for the Units will be paid by the railroads under their applicable tariffs to the Marks Company by direct deposit in a lockbox in the name of the Marks Company as trustee for the beneficiaries of the mileage credits (including the Company), as their interests may appear. If notwithstanding the ownership of the marks by the Marks Company, mileage credits or other amounts from the railroads in respect of the Equipment are received directly by the Manager, the Manager agrees to hold any such amounts in trust and forthwith, upon receipt, to transmit and deliver to the lockbox of the Marks Company under the Servicing Agreement, in the form received, all cash, checks and other instruments or writings for the payment of money so received by the Manager. The Marks Company has engaged GATC pursuant to the Servicing Agreement to service the mileage credit payments that are deposited in the lockbox. GATC, as servicer for the Marks Company, will under the Servicing Agreement on a daily basis allocate mileage credits or any other amounts received from the railroads to GATC, the Company, General American Railcar Corporation and any other mileage credit beneficiaries on a cumulative, historical experience basis. There will be periodic settlements once GATC, as servicer, is able to determine the allocation of mileage credit receipts based on then available current information. All mileage credits received by the Company, or the Manager on behalf of the Company, will be deposited in the Collection Account maintained pursuant to the Intercreditor Agreement.

                                  SECTION 7.
                            REPORTS AND INFORMATION
                            -----------------------

     Section 7.1.   Monthly Reports.  The Manager will furnish to the Company,
                    ---------------
the Owner Trustees, the Indenture Trustees, the Owner Participants, the Collateral Agent and the Rating Agencies a report for each month substantially in the form of Schedule 7.1 to this Agreement on or before the Monthly Report Date following each calendar month.

     Section 7.2.   Annual Reports.  The Manager will within one hundred
                    --------------
twenty (120) days following the end of each calendar year, furnish to the Company, the Owner Trustees, the Indenture Trustees, the Owner Participants, the Collateral Agent and the Rating Agencies an annual report in a form to be agreed upon by the Company, the Manager, the Owner Participants and the Initial Purchaser on or before [_______________], 199_.

     Section 7.3.   Equipment Reports.  On or before April 30, 1999, and on or
                    -----------------
before each April 30 thereafter, the Manager will furnish to the Lessors, Owner Participants and the Indenture Trustees an accurate statement, as of the preceding December 31, (a) showing the amount, description and reporting marks of the Units then leased under the Leases, the amount, description and reporting marks of all Units that may have suffered an Event of Loss during the 12 months ending on such December 31 (or since the Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Equipment as any Lessor may reasonably request, (b) stating that, in the case of all Equipment repainted during the period covered by such statement, the markings required by the applicable Lease shall have been preserved or replaced,
(c) showing the percentage of use in the United States and in each of Canada and Mexico based on the total mileage traveled by the Manager's Fleet and the Equipment, as a whole (or by the Units, if and to the extent generally made available to the Manager in the ordinary course with respect to railcars in general interchange service similar to the Units) for the prior calendar year as reported to the Marks Company by railroads (provided, that the Manager shall cooperate with the Owner Participants and Lessors and shall provide such additional information on such matters as any Owner Participant or any Lessor may reasonably request to enable such Owner Participant or such Lessor to pursue or fulfill its respective tax audit and tax litigation rights and obligations), and (d) stating that the Manager is not aware of any condition of any Unit which would cause such Unit not to comply in any material respect with the rules and regulations of the FRA and the interchange rules of the Field Manual of the AAR as they apply to the maintenance and operation of the Equipment in interchange.

     Section 7.4.   Compliance Information.  So long as this Agreement is in
                    ----------------------
effect, the Manager shall supply the Company, on a timely basis, with such information respecting the Units and the Car Service Contracts as is reasonably necessary to enable the Company to prepare and file any annual, quarterly and other reports which the Company or any of its Affiliates may be required to file pursuant to the federal securities laws.

     Section 7.5.   Company's Financial Reports.  So long as this Agreement is
                    ---------------------------
in effect, the Manager shall prepare and furnish to each Participant, the Collateral Agent and any Indenture Trustee on behalf of the Company:

          (a) as soon as available and in any event within [sixty (60)] days after the end of each quarter, except the last quarter, of each fiscal year, a balance sheet of the Company as at the end of such quarter, together with the related statement of income and cash flows of the Company for the period beginning on the first day of such fiscal year and ending on the last day of such quarter, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles (other than any requirement of footnotes);

          (b) as soon as available and in any event within [120] days after the last day of each fiscal year, a copy of the Company's annual audited report covering the operations of the Company, including a balance sheet, and a related consolidated statement of income and retained earnings and consolidated statement of cash flows of the Company for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Company;

          (c) as soon as available, one copy of each document, if any, filed by the Company with the Securities and Exchange Commission or any successor agency pursuant to Section 13(a), 13(c), 14 or 15(d) (or any successor sections) of the Securities Exchange Act of 1934, as amended (or any successor statute) (excluding such documents or portions thereof which are treated as confidential and not available to the public, in accordance with applicable law, by the Securities and Exchange Commission);

          (d)       within the time period prescribed in subparagraphs (a) and
(b) above, a certificate, signed by the Treasurer or principal financial officer of the Manager, to the effect that the signer has reviewed the activities of the Company during the immediately preceding fiscal quarter or year, as the case may be, and that he is not aware of any default in compliance by the Company with any of the covenants, terms and provisions of any Participation Agreement or any Lease (except as specified), and if a Lease Default pursuant to Sections 14(a), 14(b), 14(g) or (h) of any Lease or Lease Event of Default shall exist, specifying such Lease Default or Lease Event of Default and the nature and status thereof;

          (e) promptly, such additional information with respect to the financial condition or business of the Company as any Participant may from time to time reasonably request; and

          (f) such other information and reports as may be required in the Operative Agreements.

     Section 7.6.   Rights of Inspection.  The Company shall be entitled to
                    --------------------
inspect from time to time upon reasonable notice during regular business hours the books and records of the Manager relating to the business and operations of the Company and the performance of the Manager's obligations hereunder. The Collateral Agent, any Indenture Trustee and any Participant shall be entitled to inspect those books and records of the Manager relating to the business and operations of the Company and otherwise to the extent reasonably necessary to verify the information provided by the Manager hereunder with respect to the Manager's Fleet or any other information included in the reports provided pursuant hereto, in each case to the extent permitted in any applicable Participation Agreement or Lease.

                                  SECTION 8.
                        TERM OF AGREEMENT; TERMINATION
                        ------------------------------

     Section 8.1.   Term.  The term of this Agreement shall commence on the
                    ----
Closing Date and shall continue in effect until the date that no Operative Agreement is continuing in effect (as they may be renewed or otherwise extended); provided, however, that the Company shall have the option to extend this Agreement for a period of up to 12 months after the latest date of termination of any Lease.

     Section 8.2.   Termination of Manager for Default.  The services of the
                    ----------------------------------
Manager under this Agreement may be terminated as to all Equipment by the Company upon giving notice to the Manager in any of the following events:

          (a) If the Manager fails to perform any of its obligations under this Agreement (other than a failure excused as described in Section 3.1(d)) which failure materially and adversely affects the rights of the Owner Trustees, the Owner Participants or the holders of any Equipment Notes or any Certificate holders (other than a default set forth in Section 8.2(b) below) and fails to cure or remedy such failure to perform within 60 days following the receipt by the Manager of a written notice of the alleged failure to perform; provided, however, that if the cause of such failure to perform can be cured, but cannot reasonably be cured within such 60 day period, the period for remedying such failure to perform shall be extended by the time necessary to effect such cure (but not in excess of 60 ADDITIONAL days);

          (b) If the Manager fails to deliver to the Collateral Agent any applicable payment required to be paid hereunder, which failure remains uncured for FIVE (5) Business Days after the Manager become aware of such failure, including as a result of written notice from any Owner Trustee, Owner Participant or Collateral Agent, or if the Manager shall breach its covenants under Sections 8.5 or 11.7;

          (c) If the Manager shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or admit in writing its inability to pay its debts generally as they come due, or make a general assignment for the benefit of creditors, or take any corporate action to authorize any of the foregoing;

          (d) If an involuntary case or other proceeding shall be commenced against the Manager seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

          (e) If the Manager shall cease to be actively involved in the railcar management or maintenance businesses;

          (f) If there has been an Event of Default as described in Section 14(a) of any Lease and during such time as any Equipment Notes are outstanding and unpaid which are related to such Lease, the related Owner Trustee or Owner Participant has made a payment in accordance with Section 4.4(a) of the related Indenture or the related Owner Trustee has exercised its right to purchase Equipment Notes pursuant to Section 4.4(b) of the related Indenture; or

          (g) Any representation or warranty made by the Manager in the Participation Agreement or this Agreement is untrue or incorrect in any material respect as of the date of making thereof and such untruth or incorrectness shall continue to be material and unremedied for a period of [30] days after receipt by the Manager of written notice thereof from the Company or any Owner Trustee, Owner Participant or Indenture Trustee; provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute cause for termination hereunder for a period of 60 days after receipt of such notice so long as the Manager is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period; provided that such untrue or incorrect representation or warranty shall be deemed to be remedied only after all adverse consequences thereof, if any, have been remedied.

          Notwithstanding anything to the contrary contained in this Agreement, any failure of the Manager to perform or observe any of its obligations under this Agreement shall not constitute a default under this Section 8.2 if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss" so long as the Manager is continuing to comply on the Company's behalf with the terms of the applicable Lease with respect to such Event of Loss.

          Section 8.3.  Remedies Upon Default. Upon the occurrence and during
                        ---------------------
the continuation of a default by the Manager under Section 8.2, the Company, in its sole discretion, may (i) terminate this Agreement by written notice to the Manager, which termination shall be effective as of the date of such notice or such later date, in the discretion of the Company, as such notice may specify,
(ii) proceed by appropriate court action to enforce performance of this

Agreement by the Manager and/or (iii) sue to recover actual direct damages (including lost rents but not consequential damages) which result from a breach hereof, and the Manager shall bear the Company's costs and expenses, including reasonable attorney's fees, in securing such enforcement or damages. Each right, power and remedy herein specifically given to the Company shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law or in equity, and each and every right, power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Company. All such rights, powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Company in the exercise of any such right, power or remedy and no extension of time for any payment due hereunder shall impair any such power or shall be construed to be a waiver of any default or an acquiescence therein.

          Section 8.4.  Replacement of the Manager. The Manager may not resign
                        --------------------------
from its obligations and duties as the Manager, nor may the Manager be terminated in whole or in part, unless a successor Manager ("Successor Manager") has been appointed by the Company (or, in the case of a removal of the Manager upon the occurrence of the event described under Section 8.2(f), the Owner Trustees) with the approval of the Owner Trustees, the Owner Participants and the Indenture Trustees, and such Successor Manager has accepted such appointment and, the Company has received written confirmation from the Rating Agencies that, after giving effect to the selection of the Successor Manager, no lowering or withdrawal of the then current ratings on the Certificates will occur. Any Successor Manager shall be a nationally known corporation incorporated in the United States which is engaged in the railcar leasing or management business, be capable of performing the services under the Agreement and have a net worth in excess of $50,000,000. Any Successor Manager, however appointed, shall execute and deliver to the Company and to the predecessor Manager an instrument accepting such appointment, including customary confidentiality provisions in favor of the predecessor Manager and the Company, and thereupon such Successor Manager, without further act, shall become vested with all the rights, powers, duties and trusts of the predecessor Manager hereunder with like effect as if originally named the Manager herein.

          Section 8.5.  Merger or Sale. Any corporation into which the Manager
                        --------------
may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Manager shall be a party, or any corporation to which substantially all the business of the Manager may be transferred, shall be the Manager under this Agreement without further act; [provided such corporation meets the criteria applicable to a Successor Manager set forth in Section 8.4].

                                  SECTION 9.
                                INDEMNIFICATION
                                ---------------

     Section 9.1.  Indemnification by Manager. The Manager agrees to
                   --------------------------
indemnify the Company, the Owner Trustees, the Owner Participants, the Indenture Trustees, the Collateral Agent and their respective affiliates and the directors, officers, employees and agents of each thereof (the "Indemnified Parties") against, and agrees to hold each Indemnified Party harmless from, any and all Claims incurred or suffered by such Indemnified Party relating to or arising out of or in connection with any of the following:

             (a) any breach of or any inaccuracy in any representation or warranty made by the Manager in this Agreement or in the Participation Agreement or in any certificate delivered pursuant thereto;

             (b) any breach of or failure by the Manager to perform any covenant or obligation of the Manager set out or contemplated in this Agreement;

             (c) the presence, discharge, spillage, release or escape of Hazardous Substances or damage to the environment or noncompliance with any applicable law with respect to Hazardous Substances or the environment (i) at or arising from a facility owned, operated or controlled by the Manager or any Affiliate of the Manager or (ii) arising from any act, failure to act or omission by the Manager or any Affiliate of the Manager; or

             (d) the negligence, recklessness or wilful misconduct of the Manager.

     Section 9.2.  Indemnification by Company. The Company agrees to indemnify
                   --------------------------
the Manager against, and agrees to hold it harmless from, any and all Claims incurred or suffered by the Manager relating to or arising out of or in connection with any of the following:

             (a) any breach of or any inaccuracy in any representation or warranty made by the Company in this Agreement;

             (b) any breach of or failure by the Company to perform any covenant or obligation of the Company set out or contemplated in this Agreement; or

             (c) the negligence, recklessness or willful misconduct of the Company.

     Section 9.3.  Claims Excluded. There are excluded from the agreements to
                   ---------------
indemnify under Section 9.1 and 9.2 with respect to any particular indemnified Person, Claims to the extent resulting from the breach, failure to perform, negligence, recklessness or willful misconduct of such indemnified Person.

     Section 9.4.  Third Party Claims. In the event any party to be indemnified
                   ------------------
is entitled to indemnification hereunder based upon a Claim asserted by a third party, the indemnifying party shall be given prompt notice thereof in reasonable detail; provided, however, the failure to give prompt notice shall not relieve the indemnifying party of any liability hereunder to the extent that the failure to give such notice is not prejudicial. The indemnifying party shall have the right (without prejudice to the right of any party to be indemnified to participate at its expense through counsel of its own choosing) to defend such Claim at its expense and through counsel of its own choosing which is reasonably acceptable to the party to be indemnified if the indemnifying party gives notice of its intention to do so not later than twenty (20) days following its receipt of notice of such Claim from the party to be indemnified (or such shorter time period as is required so that the interests of the party to be indemnified would not be materially prejudiced as a result of its failure to have received such notice from the indemnifying party); provided, however, the indemnifying party shall not be entitled to control and assume responsibility for the defense of any Claim if in the good faith opinion of the party to be indemnified, there exists an actual or potential conflict of interest such that it is advisable for such party to retain control of such proceeding, in which circumstances the party to be indemnified shall be entitled to control and assume responsibility for the defense of such Claim at the expense of the indemnifying party. The indemnifying party shall not have the power to bind the indemnified party, without the indemnified party's prior written consent, which shall not be unreasonably withheld, with respect to any settlement pursuant to which anything is required other than the payment of money and then only to the extent that the indemnifying party shall make full payment of such money. If the indemnifying party does not so choose to defend any such claim asserted by a third party for which the party to be indemnified would be entitled to indemnification hereunder, then the party to be indemnified shall be entitled to recover from the indemnifying party, on a monthly basis, all of its reasonable attorneys' fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. If the indemnifying party assumes the defense of any such claim, the indemnifying party will hold the party to be indemnified harmless from and against any and all damages arising out of any settlement approved by such indemnifying party or any judgment in connection with such claim or litigation. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the party to be indemnified shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for any settlement of a claim effected without its prior written consent.

     Section 9.5   Cooperation. The indemnifying party and the indemnified party
                   -----------
shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The party to be indemnified shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Sections 9.1 or 9.2 hereof, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Section 9.5.

     Section 9.6.  Survival. The indemnity obligations of the parties pursuant
                   --------
to this Section 9 (including, without limitation, obligations to indemnify against third party claims made after the expiration or termination of this Agreement) shall survive the expiration or termination hereof.

                                  SECTION 10.
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Section 10.1.  Representations of Company. The Company hereby represents
                    --------------------------
and warrants to the Manager as follows:

             (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

             (b) This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

             (c) Neither the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder nor the consummation of the transactions contemplated hereby will (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligations of any nature of it or to which it is a party or bound; (ii) require the consent of any party to any agreement, instrument or commitment to which it is a party or to which it or its properties is bound; (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court, regulatory authority or other governmental authority to which it is subject; or (iv) result in the creation of any Lien on its assets, which in the case of (i), (ii), (iii), or (iv) would cause the transactions contemplated by this Agreement not to be consummated or which would have a material adverse effect on the business, financial condition or operations of the other party to this Agreement.

             (d) No consent, approval or authorization of, or declaration, filing or registration with, any regulatory authority or other governmental agency or authority is required to be made or obtained by it in connection with the execution, delivery and performance of this

Agreement, the performance by it of its obligations hereunder or the consummation of the transactions contemplated hereby, the failure of which to have been made or obtained would have a material adverse effect on the ability of such party to perform its obligations hereunder, on the right, title or interest of the Company in the Equipment or on the business, financial condition, or operations of any party to this Agreement.

     Section 10.2.  Representations of Manager. The Manager hereby represents
                    --------------------------
and warrants to the Company as follows:

             (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. It has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement and the other Manager Agreements, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.

             (b) This Agreement and the other Manager Agreements have been duly executed and delivered by it and are legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

             (c) Neither the execution and delivery by it of this Agreement or the other Manager Agreements, the performance by it of its obligations hereunder or thereunder nor the consummation of the transactions contemplated hereby or thereby will (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligations of any nature of it or to which it is a party or bound; (ii) require the consent of any party to any agreement, instrument or commitment to which it is a party or to which it or its properties is bound;
(iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court, regulatory authority or other governmental authority to which it is subject; or (iv) result in the creation of any Lien on its assets, which in the case of (i), (ii), (iii), or (iv) would cause the transactions contemplated by this Agreement or the other Manager Agreements not to be consummated or which would have a material adverse effect on the business, financial condition or operations of the other party to this Agreement or the other Manager Agreements.

             (d) No consent, approval or authorization of, or declaration, filing or registration with, any regulatory authority or other governmental agency or authority is required to be made or obtained by it in connection with the execution, delivery and performance of this Agreement or the other Manager Agreements, the performance by it of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, the failure of which to have been made or obtained would have a material adverse effect on the ability of such party to perform its obligations hereunder or thereunder, on the right, title or interest of the Company in the Equipment or on the business, financial condition, or operations of the other party to this Agreement or the other Manager Agreements.

                                  SECTION 11.
                                 MISCELLANEOUS
                                 -------------

     Section 11.1.  Table of Contents and Headings. The table of contents and
                    ------------------------------
the descriptive headings of the several subsections and sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     Section 11.2.  The Manager as Independent Contractor. Except to the extent
                    -------------------------------------
specifically set forth in this Agreement, all of the functions, duties and services performed by the Manager under this Agreement shall be performed by the Manager as an independent contractor and not as Agent of the Company.

     Section 11.3.  Relations Among Parties. The parties intend, in entering
                    -----------------------
into this Agreement, that the Manager is an independent contractor and that no partnership relationship exists among the Manager and the Company; that the Manager does not have the authority to act as Agent of, or partner or co-venturer with, the Company except to the extent specifically provided herein; that the Manager, in its capacity as such, does not, except as specifically set forth in this Agreement, have the authority to bind the Company; that the Company, as such, does not have liability for the acts of the Manager; and that any fees or other compensation payable by the Company to the Manager are ordinary and necessary business expenses of the Company.

     Section 11.4.  Governing Law. This Agreement shall be in all respects
                    -------------
governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of laws.

     Section 11.5.  Notices. Any notice, certificate, document, acceptance or
                    -------
report required or permitted to be given by either party hereto to the other party shall be in writing and shall be deemed delivered when deposited in the United States mails, first-class postage prepaid, or when delivered personally, by facsimile transmission or reputable air courier, addressed as follows:

     If to the Company:  General American Railcar Corporation II
                         500 West Monroe Street
                         Chicago, Illinois 60661
                         Attention:     Treasurer
                         Facsimile No.: (312) 621-6645

                         Confirmation No.: (312) 621-6200

     If to the Manager:  General American Transportation Corporation
                         500 West Monroe Street
                         Chicago, Illinois 60661
                         Attention:     Secretary
                         Facsimile No.: (312) 621-6645
                         Confirmation No.:  (312) 621-6200

or addressed to either party at such other address as such party shall hereafter furnish to the other party by written notice as provided above.

     Section 11.6.  Entire Agreement; Amendment; Waivers. This Agreement
                    ------------------------------------
constitutes, with respect to the subject matter hereof, the entire agreement of the parties and supersedes and cancels all prior agreements, discussions, negotiations, memoranda or correspondence with respect to such subject matter, and may not be amended orally, but only by an agreement in writing signed by the party against which enforcement of such amendment is sought. The failure of either party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party hereto of the breach of any term or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or agreement contained herein.

     Section 11.7.  Assignment.
                    ----------

             (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 8.4, the Manager will not, without the prior written consent of the Lessors and the Indenture Trustees (which consent shall not be unreasonably withheld), assign any of its rights and/or obligations hereunder, except as provided herein and in the Participation Agreements; provided that the Manager may assign any or all of its rights and/or obligations hereunder without any such consent to (i) any Person which shall consolidate with the Manager, which the Manager shall merge into or to which the Manager shall convey, transfer or lease all or substantially all of its assets, and which meets the requirements of Section 8.4 or (ii) any corporation which is an Affiliate of the Manager; provided further that in the case of an assignment to an Affiliate, (a) the Manager shall have received an instrument or instruments reasonably satisfactory to it, Owner Trustees and the Indenture Trustees under which such Affiliate assumes the obligations of the Manager hereunder, and (b) the Manager irrevocably and unconditionally guarantees, pursuant to an Agreement in form and substance reasonably satisfactory to the Lessors, Owner Participants and the Indenture Trustees, such assignee's performance of all of such obligations as primary obligor and not as a surety.

          (b) The Manager and the Company hereby confirm that concurrently with the execution and delivery of this Agreement, (i) the Company has executed and delivered the Intercreditor Agreement which, among other things, assigns as collateral security and grants a security interest in favor of the Collateral Agent in the rights of the Company hereunder and (ii) each Owner Trustee has executed and delivered to its related Indenture Trustee an Indenture, which assigns as collateral security and grants a security interest in favor of such Indenture Trustee in the rights of such Owner Trustee under the Intercreditor Agreement, all as more explicitly set forth in the Intercreditor Agreement and the respective Indentures. The Company agrees that it shall not otherwise assign or convey its right, title and interest in and to this Agreement except as expressly permitted by and subject to the provisions of the Participation Agreement and except that the Company shall have the right to assign this Agreement to an Owner Trustee in connection with a return of Equipment as provided in the applicable Lease.

     Section 11.8.  Further Assurances. If at any time the parties hereto shall
                    ------------------
consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all documents, instruments, contracts, leases, assignments and assurances and do all things necessary or proper to carry out fully the provisions hereof.

     Section 11.9.  Third Party Beneficiary. The Company and the Manager hereby
                    -----------------------
agree that the Collateral Agent, each Owner Trustee, and each Indemnified Party referred to in Section 9.1 shall each be a third party beneficiary of this Agreement.

     Section 11.10.    Counterparts. This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.11.    Severability. Any provision of this Agreement that may be
                       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.

     Section 11.12.    No Petition in Bankruptcy. The Manager hereby agrees
                       -------------------------
that, prior to the date which is one year and one day after the later of payment in full of all outstanding Equipment Notes and Pass Through Certificates and the expiration of the term of this Agreement, the Manager will not institute against, or join any other Person in instituting against, the Company an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.

     IN WITNESS WHEREOF, the Company and the Manager have caused this Agreement to be duly executed and delivered on the day and year first above written.

                              GENERAL AMERICAN
                              RAILCAR CORPORATION II

                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________


                              GENERAL AMERICAN
                              TRANSPORTATION  CORPORATION


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                                  APPENDIX A

                                  Definitions
                                  -----------

                                  Schedule 1

                           Description of Equipment

                                 Schedule 6.2

                  Form of Lockbox Agreement with Lockbox Bank
                  -------------------------------------------

                                 Schedule 6.4

                                 List of Marks
                                 -------------

                                                     Type of
                      Mark                           Railcar
                      ----                           -------
                      GPDX.........................  Freight
                      GATX.........................  Tank
                      GACX.........................  Freight
                      GPLX.........................  Freight
                      GPFX.........................  Freight
                      GGPX.........................  Freight
                      POTX.........................  Tank
                      GETX.........................  Tank
                      GARX.........................  Tank
                      LCPX.........................  Tank
                      GUEX.........................  Freight
                      UOCX.........................  Tank
                      TCX .........................  Tank

                                 Schedule 7.1

                              Monthly Report Form
                              -------------------

                                 Schedule 7.2


                              Annual Report Form
                              ------------------

                                    FORM OF

                                  APPENDIX A
                     OPERATION, MAINTENANCE, SERVICING AND
                        REMARKETING AGREEMENT (1998-1)


                                  DEFINITIONS

General Provisions

     The following terms shall have the following meanings for all purposes of the Management Agreement, the Insurance Agreement and the Administrative Services Agreement, unless otherwise defined in any such Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any such Agreement, the provisions of the main body of such Agreement shall control the construction of such Agreement.

     Unless otherwise required by the context, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

     "AAR" shall mean the Association of American Railroads or any successor
      ---
thereto.

     "Administrative Services Agreement" shall mean the Administrative Services
      ---------------------------------
Agreement dated as of August 1, 1998, GATC and the Company.

     "Administrator" shall have the meaning assigned thereto in the
      -------------
Administrative Services Agreement.

     "Affiliate" of any Person shall mean any other Person which directly or
      ---------
indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly,
                        -------
of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings
                          -----------       ----------
correlative to the foregoing.

     "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States
      ---------------
Code, 11 U.S.C. (S)101 et. seq.
                       --- ----

     "Base Component" shall have the meaning assigned thereto in Section 5.2 of
      --------------
the Management Agreement.

     "Basic Term" shall have the meaning assigned thereto in Section 3.1 of each
      ----------
Lease.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on
      ------------
which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, until the Lien of the Indenture has been discharged, the city and state in which the principal corporate trust office of the Indenture Trustee is located.

     "Car Service Contract" shall have the meaning assigned thereto in the first
      --------------------
recital of the Management Agreement.

     "Claims" shall mean any and all costs, expenses, liabilities, obligations,
      ------
losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), including, without limitation, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred in connection therewith or related thereto.

     "Closing" shall have the meaning assigned thereto in Section 2.3(b) of the
      -------
Participation Agreements.

     "Closing Date" shall have the meaning assigned thereto in Section 2.1 of
      ------------
the Participation Agreements.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral Agent" shall have the meaning assigned thereto in the
      ----------------
Intercreditor Agreement.

     "Company" or "Lessee" shall mean General American Railcar Corporation II, a
      -------      ------
Delaware corporation.

     "Company Documents" shall have the meaning assigned thereto in Section 1.1
      -----------------
of the Intercreditor Agreement.

     "Customer" shall have the meaning assigned thereto in the first recital of
      --------
the Management Agreement.

     "Equipment" shall mean collectively those items of railroad rolling stock
      ---------
described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are the property of the Owner Trustee pursuant to the terms of a Bill of Sale or the Lease, and "Unit" shall mean individually the various
                                     ----
items thereof.

     "Equipment Notes" shall mean the Equipment Notes issued and outstanding
      ---------------
under, and as defined in each of the Indentures.

     "Event of Loss" shall have the meaning assigned thereto in Section 11.1 of
      -------------
the Leases.

     "Existing Car Service Contracts" shall have the meaning assigned thereto in
      ------------------------------
the fourth recital of the Participation Agreements.

     "FRA" shall mean the Federal Railroad Administration or any successor
      ---
thereto.

     "GATC" shall mean General American Transportation Corporation, a New York
      ----
corporation.

     "Hazardous Substances" shall mean any hazardous or toxic substances,
      --------------------
materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR (S)172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR (S)302.4) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under
      ------------------    -------------------      ---------------
applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a "hazardous substance" pursuant to Section 311
                                   -------------------
of the Clean Water Act of 1977, (f) defined as "hazardous waste" pursuant to
                                                ---------------
Section 1004 of the Resource Conservation and Recovery Act of 1976, or (g) defined as "hazardous substances" pursuant to Section 101 of the Comprehensive
            --------------------
Environmental Response, Compensation, and Liability Act of 1980.

     "Incentive Component" shall have the meaning assigned thereto in Section
      -------------------
5.3 of the Management Agreement.

     "Income Tax" shall have the meaning assigned thereto in Section 7.1(1) of
      ----------
the Participation Agreements.

     "Indemnified Expenses" shall have the meaning assigned thereto in the
      --------------------
Administrative Services Agreement.

     "Indemnified Parties" shall have the meaning assigned thereto in the
      -------------------
Administrative Services Agreement.

     "Indemnified Person" shall have the meaning assigned thereto in Section
      ------------------
7.2(b) of the Participation Agreements.

     "Indentures" or "Trust Indentures" shall mean the [three] Trust Indenture
      ----------      ----------------
and Security Agreements [(Trust Nos. 98-1, 98-2 and 98-3)], each dated as of August 1, 1998 between the related Owner Trustee, in the capacities described therein, and the Indenture Trustee. The term "Indentures" shall include, except
                                               ----------
where the context otherwise requires, each Indenture Supplement entered into pursuant to the terms of the Indentures.

     "Indenture Trustee"  shall mean The First National Bank of Chicago, a
      -----------------
national banking association, as trustee under the Indenture and its successors thereunder.

     "Indenture Trustee Agreements" shall mean the Operative Agreements to which
      ----------------------------
the Indenture Trustee is or will be a party.

     "Insurance Agreement" shall mean the Insurance Agreement dated as of August
      -------------------
1, 1998 between the Lessee and GATC.

     "Insurance Letters" shall mean the [three] letters dated as of August 1,
      -----------------
1998 [(Trust Nos. 98-1, 98-2 and 98-3)], each from the Lessee and the Manager to the Owner Trustee, and each of which contains the acknowledgment and consent of the Owner Participant, the Pass Through Trustee and the Indenture Trustee.

     "Insurance Manager" shall have the meaning assigned thereto in the
      -----------------
Insurance Agreement.

     "Intercreditor Agreement" shall mean the Collateral Agency and
      -----------------------
Intercreditor Agreement dated as of August 1, 1998 among the Lessee, the Collateral Agent, the Owner Trustees, the Indenture Trustees, GATC, as Manager, GATC, as Insurance Manager and certain other Persons.

     "Leases" or "Lease Agreements" or "Equipment Leases" shall mean the three
      ------      ----------------      ----------------
Equipment Lease Agreements [(Trust Nos. 98-1, 98-2 and 98-3)], each dated as of August 1, 1998, between the related Owner Trustee, in the capacities described therein, as Lessor, and the Lessee. The term "Leases" shall, except where the
                                              ------
context otherwise requires, include each Lease

Supplement entered into pursuant to the terms of the Leases.

     "Lease Default" shall mean an event which with notice or lapse of time or
      -------------
both would become a Lease Event of Default.

     "Lease Event of Default" shall mean a Lease Event of Default under the
      ----------------------
related Lease as specified in Section 14 thereof.

     "Lessor" shall have the meaning assigned thereto in the recitals to each
      ------
Lease.

     "Lien" shall mean any mortgage, pledge, security interest, lien,
      ----
encumbrance, lease, disposition of title or other charge of any kind on property.

     "Lockbox" shall have the meaning assigned thereto in Section 6.2(a) of the
      -------
Management Agreement.

     "Lockbox Agreement" shall mean the agreement by and between GATC, as
      -----------------
Trustee for itself, individually, and General American Railcar Corporation II, such other Persons as may be named parties thereto from time to time and the Lockbox Bank.

     "Lockbox Bank" shall have the meaning assigned thereto in Section 6.2(a) of
      ------------
the Management Agreement.

     "Management Agreement" shall mean the Operation, Maintenance, Servicing and
      --------------------
Remarketing Agreement dated as of August 1, 1998 between the Company and the Manager.

     "Management Fee" shall have the meaning assigned thereto in the Management
      --------------
Agreement.

     "Manager" shall have the meaning assigned thereto in the Management
      -------
Agreement.

     "Manager Agreements" shall mean the Operative Agreements to which the
      ------------------
Manager is or is to be a party.

     "Manager's Cost" shall have the meaning assigned thereto in Section 5.4(a)
      --------------
of the Management Agreement.

     "Manager's Fleet" shall have the meaning assigned thereto in Section 2.2(j)
      ---------------
of the Management Agreement.

     "Marks Company" shall have the meaning assigned thereto in Section 6.4 of
      -------------
the Management Agreement.

     "Modification" shall have the meaning assigned thereto in Section 9.2 of
      ------------
each Lease.

     "Moody's" shall mean Moody's Investors Service, Inc.
      -------

     "Officer's Certificate" shall mean a certificate signed (i) in the case of
      ---------------------
a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner or a member, as the case may be, and (iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice

President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject, and (iv) in the case of a limited liability company, any Manager thereof and any President, Managing Director or Vice President thereof.

     "Operative Agreements" shall mean the Transfer and Contribution Agreement,
      --------------------
the GATC Bill of Sale, the Participation Agreements, the Bills of Sale, the Trust Agreements, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificates, the Equipment Notes, the Leases, the Lease Supplements, the Indentures, the Indenture Supplements, the Tax Indemnity Agreements, the Intercreditor Agreement, the Purchase Agreement, the Management Agreement, Insurance Agreement, the Insurance Letters and the Lockbox Agreement.

     "Optional Modification" shall have the meaning assigned thereto in Section
      ---------------------
9.1 of each Lease.

     "Owner Participants" shall mean _____________________________, and their
      ------------------
respective successors and permitted assigns.

     "Owner Trustee" shall mean [Owner Trustee], not in its individual capacity
      -------------
but solely as Owner Trustee under the Trust Agreements and its successors thereunder.

     "Parent" shall mean GATX Corporation, a New York corporation.
      ------

     "Participants" shall mean the Loan Participant and the Owner Participants.
      ------------

     "Participation Agreements" shall mean the three Participation Agreements
      ------------------------
[(Trust Nos. 98-1, 98-2 and 98-3)], each dated as of August 1, 1998, among the Lessee, the Manager, the Pass Through Trustee, the related Owner Participant, the related Owner Trustee and the related Indenture Trustee.

     "Pass Through Certificates" or "Certificates" shall mean the Pass Through
      -------------------------      ------------
Certificates issued pursuant to the Pass Through Trust Supplement and the Pass Through Trust Agreement.

     "Permitted Liens" with respect to the Equipment and each Unit thereof shall
      ---------------
mean: (i) the interests of the Lessee and the related Owner Trustee under the related Lease and the related Lease Supplements; (ii) the interest of the Lessee and any sublessee as provided in any Permitted Sublease; (iii) any Liens for taxes, assessments, levies, fees and other governmental and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee's (or if a sublease is then in effect, any sublessee's) business securing obligations which are not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (v) the Lien granted to the related Indenture Trustee under and pursuant to the related Indenture, and the respective rights of the Loan Participant, the related Indenture Trustee, the related Owner Participant and the related Owner Trustee under the Operative Agreements; (vi) Liens arising out of any judgment or award against the Lessee (or any sublessee permitted pursuant to Section 8.3 of the related Lease) with respect to which an appeal or proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or interference with the payment of Rent, and (vii) salvage rights of insurers under insurance policies maintained pursuant to Section 12 of the related Lease.

     "Permitted Subleases" shall have the meaning assigned thereto in Section
      -------------------
8.3 of the Leases.

     "Person" shall mean an individual, partnership, limited liability company,
      ------
corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

     "Projected Coverage Ratio" shall have the meaning set forth in Section 1.1
      ------------------------
of the Intercreditor Agreement.

     "Railroad Mileage Credits" shall mean the mileage credit payments made by
      ------------------------
the railroads under their applicable tariffs to the owner of the marks on the railcar.

     "Rating Agencies" shall mean, at any time, S&P's and Moody's, or any
      ---------------
successor to any such corporation's business of rating securities which is then providing a rating for the Pass Through Certificates.

     "Reimbursable Services" shall have the meaning assigned thereto in Section
      ---------------------
5.4 of the Management Agreement.

     "Replacement Unit" shall mean a covered hopper car or tank car, as the case
      ----------------
may be, which shall have been leased under the Lease pursuant to Section 11.4 of each Lease.

     "Required Modification" shall have the meaning assigned thereto in Section
      ---------------------
9.1 of each Lease.

     "Responsible Officer" shall mean, with respect to the subject matter of any
      -------------------
covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto; and when used in connection with the Lessee, "Responsible Officer" shall include any such officer of the Manager or the
 -------------------
Insurance Manager acting on behalf of the Lessee under the Management Agreement or the Insurance Agreement, as the case may be.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw
      ---
Hill, Inc.

     "Services Standard" shall have the meaning assigned thereto in Section 2.2
      -----------------
of the Management Agreement.

     "Servicing Agreement" shall mean the Management and Servicing Agreement
      -------------------
dated as of September 30, 1997 between GATC and the Marks Company.

     "Stipulated Loss Value" for any Unit as of any date of determination shall
      ---------------------
mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 4 to the related Participation Agreement opposite the Rent Payment Date on which such Stipulated Loss Value is being determined; provided that during any Renewal Term, "Stipulated Loss Value" shall
            --------                                ---------------------
be determined as provided in Section 22.6 of the related Lease. Anything contained in the related Lease or in the related Participation Agreement to the contrary notwithstanding, Stipulated Loss Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the related Participation Agreement) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the related Lease in connection with an Event of Loss, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest, Late Payment Premium and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms hereof and all other amounts then due to the holders of the Equipment Notes.

     "Sublease Payments" shall mean all amounts paid or payable by or on behalf
      -----------------
of, or credited to, the Company under, or in respect of, a Car Service Contract, including, without limitation, all service charges, rentals, excess mileage charges, delivery costs reimbursed by Customer and cancellation or penalty payments, as well as all amounts paid or payable by the Customer as reimbursement, indemnity, fees or commissions, or on account of assumed financial responsibility or liability or otherwise.

     "Subsidiary" of any Person shall mean any corporation, association, or
      ----------
other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

     "Successor Insurance Manager" shall have the meaning assigned thereto in
      ---------------------------
the Insurance Agreement.

     "Successor Lockbox Trustee" shall have the meaning assigned thereto in
      -------------------------
Section 6.3 of the Management Agreement.

     "Successor Manager" shall have the meaning assigned thereto in Section 8.4
      -----------------
of the Management Agreement.

     "Taxes" shall have the meaning assigned thereto in Section 7.1(b) of the
      -----
Participation Agreement.

     "Trust Agreements" shall mean those three certain Trust Agreements [(Trust
      ----------------
Nos. 98-1, 98-2 and 98-3)], dated as of August 1, 1998, between the related Owner Participant and the related Owner Trustee.

     "Unit" shall mean each unit or item of Equipment.
      ----

     "Unit Monthly Fee" shall have the meaning assigned thereto in Section
      ----------------
5.2(b) of the Management Agreement.